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                                   EXHIBIT 22

                              SPARTON CORPORATION

The Registrant, Sparton Corporation, an Ohio Corporation, had the following subsidiaries at June 30, 1995:

                                                                                  Incorporated
                    Name                                                              In
------------------------------------------------                                  ------------
Domestic:


   Sparton Engineered Products, Inc.-KPI Group                                    Michigan
   Sparton Engineered Products, Inc.-KPI Group                                    Indiana
   Sparton Engineered Products, Inc.-Lake
     Odessa Group                                                                 Michigan
   Sparton Engineered Products, Inc.-Flora Group                                  Illinois
   Sparton Electronics Florida, Inc.                                              Florida
   Sparton Technology, Inc.                                                       New Mexico


Foreign:
   Sparton of Canada, Limited                                                     Ontario, Canada
   Sparton Electronics International Sales, Ltd.                                  Barbados





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